UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2013

Whiting Petroleum Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-31899	20-0098515
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1700 Broadway, Suite 2300, Denver, Colorado 80290-2300

(Address of principal executive offices, including ZIP code)

(303) 837-1661

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 C.F.R. §230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 C.F.R. §240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 C.F.R. §240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 C.F.R. §240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 27, 2013, all remaining issued and outstanding shares of 6.25% convertible perpetual preferred stock, $0.001 par value (the “Preferred Stock”), of Whiting Petroleum Corporation (the “Company”) were mandatorily converted into shares of the Company’s common stock, $0.001 par value. As a result of the mandatory conversion, no shares of Preferred Stock were outstanding. On June 28, 2013, the Company filed a Certificate of Elimination (the “Certificate of Elimination”) with the Secretary of State of the State of Delaware eliminating the Certificate of Designations relating to the Preferred Stock from the Company’s Restated Certification of Incorporation. Upon the filing of the Certificate of Elimination, all shares of Preferred Stock reverted back to authorized but unissued shares of preferred stock. The Certificate of Elimination is filed herewith as Exhibit 3.1 and incorporated herein by reference.

On June 28, 2013, the Company filed a Restated Certificate of Incorporation, which incorporated into the Company’s Restated Certificate of Incorporation all previous amendments thereto. The Restated Certificate of Incorporation is filed herewith as Exhibit 3.2 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits:

(3.1)	Certificate of Elimination of Whiting Petroleum Corporation.

(3.2)	Restated Certificate of Incorporation of Whiting Petroleum Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHITING PETROLEUM CORPORATION

Date: July 1, 2013	By:	/s/ James. J. Volker
James J. Volker
Chairman and Chief Executive Officer

WHITING PETROLEUM CORPORATION

FORM 8-K

EXHIBIT INDEX

Exhibit Number	Description

(3.1)	Certificate of Elimination of Whiting Petroleum Corporation.

(3.2)	Restated Certificate of Incorporation of Whiting Petroleum Corporation.